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                                                                  Exhibit No. 10

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our reports on Brinson LIR Money Market Fund, Brinson LIR Government Securities Fund and Brinson LIR Treasury Securities Fund dated June 8, 2001 in this Registration Statement (Form N-1A No. 033-39029) of Liquid Institutional Reserves.


                                            /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP


New York, New York
August 24, 2001